EXHIBIT 11.2

                  BSI HOLDINGS, INC./SUN SPORTSWEAR, INC. AND
                     BSI HOLDINGS, INC./PLYMOUTH MILLS, INC.
               COMPUTATIONS OF PRO FORMA COMBINED EARNINGS (LOSS)
                          PER COMMON SHARE (UNAUDITED)
   YEAR ENDED DECEMBER 31, 1995 AND THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   BSI/SUN                       BSI/PLYMOUTH
                                        -----------------------------    -----------------------------
                                         THIRTY-NINE                      THIRTY-NINE
                                         WEEKS ENDED      YEAR ENDED      WEEKS ENDED      YEAR ENDED
                                        SEPTEMBER 30,    DECEMBER 30,    SEPTEMBER 28,    DECEMBER 30,
                                            1996             1995            1996             1995
                                        -------------    ------------    -------------    ------------
EARNINGS
Income (loss) available to common
  equity before extraordinary item...    $     5,732      $   (5,492)     $     5,578      $   (4,534)
Extraordinary item...................        --                  500          --                  500
                                        -------------    ------------    -------------    ------------
Net income (loss) available to common
  equity.............................    $     5,732      $   (4,992)     $     5,578      $   (4,034)
                                        =============    ============    =============    ============
PRIMARY SHARES
Weighted average common shares
  outstanding........................     14,767,763      13,018,153       11,828,189      10,078,579
Cheap stock warrants (4,844,118
  warrants)..........................      4,843,549       4,843,549        4,843,549       4,843,549
Other options and warrants...........      4,652,215         --             3,242,100         --
                                        -------------    ------------    -------------    ------------
Weighted average common and common
  equivalent shares outstanding......     24,263,527      17,861,702       19,913,838      14,922,128
                                        =============    ============    =============    ============
PRIMARY EARNINGS PER SHARE
Income (loss) available to common
  equity before extraordinary item...    $      0.24      $    (0.31)     $      0.28      $    (0.30)
Extraordinary item...................        --                 0.03          --                 0.03
                                        -------------    ------------    -------------    ------------
Net income (loss) available to common
  equity.............................    $      0.24      $    (0.28)     $      0.28      $    (0.27)
                                        =============    ============    =============    ============
FULLY DILUTED SHARES
Weighted average common shares
  outstanding........................     14,767,763      13,018,153       11,828,189      10,078,579
Cheap stock warrants (4,844,118
  warrants)..........................      4,843,549       4,843,549        4,843,549       4,843,549
Other options and warrants...........      4,652,215         --             4,472,881         --
                                        -------------    ------------    -------------    ------------
Weighted average common and common
  equivalent shares outstanding......     24,263,527      17,861,702       21,144,619      14,922,128
                                        =============    ============    =============    ============
FULLY DILUTED EARNINGS PER SHARE
Income (loss) available to common
  equity before extraordinary item...    $      0.24      $    (0.31)     $      0.26      $    (0.30)
Extraordinary item...................        --                 0.03          --                 0.03
                                        -------------    ------------    -------------    ------------
Net income (loss) available to common
  equity.............................    $      0.24      $    (0.28)     $      0.26      $    (0.27)
                                        =============    ============    =============    ============

------------

Note 1: Due to net losses for the year ended December 30, 1995, common stock equivalents, except for the cheap stock warrants, are not included as they would be anti-dilutive.

Note 2: Cheap stock warrants have been subjected to the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 83.

Note 3: All share and per share data have been retroactively restated for the 37.9122-for-1 stock split effective as part of the merger.